UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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☐	Soliciting Material Pursuant to §240.14a-12

EVERFLOW EASTERN PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December 9, 2009
NOTICE OF
CONSENT SOLICITATION
To our Unitholders:
We are soliciting your consent to approve the terms of proposed Amendments to the Agreement of Limited Partnership (the “Amendments”) providing for a Unit Repurchase Option (the “Option Repurchase Plan”) of EVERFLOW EASTERN PARTNERS, L.P., a Delaware limited partnership (“we,” “us,” or the “Partnership”).
The Board of Directors (the “Board”) of Everflow Management Corporation (“EMC”), the managing member of Everflow Management Limited, LLC, the general partner of the Partnership (the “General Partner”), unanimously approved the Amendments and the Option Repurchase Plan. Our Board has approved the Proposal, subject to obtaining the approval of the holders of a majority of our limited partnership units (“Unitholders”), and is recommending that Unitholders approve both the Amendments and the Option Repurchase Plan. The Amendments and Option Repurchase Plan will provide for the grant of options to our employees for the purchase of certain Units which the Partnership has acquired from the Unitholders through the Partnership’s annual repurchase offer as well as certain updating changes to the Partnership Agreement. The Amendments and the Option Repurchase Plan Proposal are described in more detail in the accompanying Consent Solicitation Statement.
Unitholders of record at the close of business on November 15, 2009 are entitled to receive notice of and to vote in the Consent Solicitation. We are asking Unitholders to vote to approve both the Amendments and the Option Repurchase Plan. Unitholders holding a majority of our Units outstanding as of the close of business on the record date must vote in favor of the Amendments and the Option Repurchase Plan for each to be approved. THE BOARD OF THE GENERAL PARTNER HAS VOTED UNANIMOUSLY TO RECOMMEND THAT THE UNITHOLDERS VOTE FOR THE AMENDMENTS AND THE OPTION REPURCHASE PLAN.
We are providing you with these Consent Solicitation materials by sending you this full set of materials, including a paper consent card.
The Amendments and the Option Repurchase Plan can only be adopted following the approval of Unitholders holding a majority of our Units outstanding as of the close of business on the record date. YOUR VOTE IS IMPORTANT. Failure to vote will have the same effect as a vote against the Amendments and the Option Repurchase Plan. We encourage you, therefore, to review the enclosed Consent Solicitation Statement and to vote as soon as possible by completing, signing, dating and returning the enclosed consent card by mail, facsimile or electronically, as further described on the consent card. If you hold your units through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your units.
The Consent Solicitation will expire at, and your consent must be received by, 11:59 p.m., eastern standard time, on January 31, 2010 (the “Expiration Date”). The Consent Solicitation may be extended by the General Partner for a specified period of time or on a daily basis until the consents necessary to adopt the Amendments and the Option Repurchase Plan have been received.
William A. Siskovic, Vice President and
     Secretary-Treasurer
Everflow Management Corporation,
     Managing Member
Everflow Management Limited, LLC,
     General Partner

CONSENT SOLICITATION QUESTIONS AND ANSWERS
The following is qualified in its entirety by the more detailed information contained in this Consent Solicitation Statement. Unitholders are urged to read carefully the Consent Solicitation Statement in its entirety. If you have any questions or need a copy of the Consent Solicitation Statement, Unitholders can call William A. Siskovic, EMC’s Vice President and Secretary-Treasurer, at (330) 533-2692.
Q:	What am I being asked to approve?

A:
We are asking our Unitholders to approve both the Amendments to the Partnership Agreement which provides for the grant of certain options (as well as certain updating modifications to the Partnership Agreement) and for the Option Repurchase Plan. A copy of the Amendments and the Plan are attached to the Consent Solicitation Statement as Appendix A and B, respectively.

Q:	What is the purpose of the Option Repurchase Plan?

A:
The purpose of the Option Repurchase Plan is to assist the Partnership and its affiliates to attract and retain officers and other key employees and to enable those individuals to acquire or increase their ownership interest in the Partnership in order to encourage them to promote the growth and profitability of the Partnership. The Option Repurchase Plan is designed to align directly the financial interests of the participants with the financial interests of the Unitholders. Management believes that the Option Repurchase Plan is critical to the Partnership’s ability to retain and attract key employees to ensure the future success of the Partnership.

Q:	What benefits will be realized by the officers and employees who receive Options to repurchase Units?

A:
The officers and employees who repurchase the Units pursuant to the Options will acquire such Units by paying a purchase price equal to the price paid by the Partnership to the tendering Unitholders in the Repurchase Offer. The purchase price under the Repurchase Offer is calculated annually based upon a formula provided for in the Partnership Agreement. This formula price may be less than the value which could be received in a sale or disposition of the Partnership’s assets and may not represent fair market value. To the extent an officer or employee is deemed to have acquired the Units by paying less than fair market value, the difference will be taxable compensation to such recipient. See “OPTION REPURCHASE PLAN — Option Exercise Price” for a more detailed discussion.

Q:	Who is seeking my consent?

A:
The General Partner of the Partnership sent you this Consent Solicitation Statement in connection with its solicitation of consents to approve the Amendments and the Option Repurchase Plan. Officers of the General Partner may solicit consents by phone.

i

Q:	Who is entitled to vote regarding the approval of the Amendments and the Plan Proposal?

A:	All Unitholders who owned our limited partnership units at the close of business on the record date, November 15, 2009, are entitled to vote the Units that they held on the record date.

Q:	How do I give my consent?

A:
You may consent by completing, signing, dating and returning the enclosed consent card by mail or by fax to (330) 533-9133 or by electronic transmission (electronically scanning a copy of your signed consent card and emailing this to the Partnership at eebill@zoominternet.net).

Q:	What is the recommendation of the Board of Directors of the Partnership’s General Partner (the “Board”)?

A:
The Options Committee of the Board unanimously approved the Amendment relating to the grant of options and the Option Repurchase Plan Proposal and recommended that the Board approve this Amendment and the Option Repurchase Plan Proposal. The Board has unanimously approved the Amendments and the Option Repurchase Plan Proposal and recommends that you vote FOR the Amendments and the Option Repurchase Plan Proposal.

Q:	What vote is required to approve the Amendments and the Option Repurchase Plan Proposal?

A:
Approval of the Amendments and the Option Repurchase Plan Proposal requires the affirmative consents of Unitholders holding a majority of the Units outstanding. Failure to consent will have the same effect as a vote against the Amendments and the Option Repurchase Plan Proposal.

Q:	What is the expiration date of the consent solicitation?

A:	The consent solicitation will expire at 11:59 p.m., eastern standard time, on January 31, 2010. The consent solicitation may be extended by the General Partner.

Q:	Who can I contact for further information?

A:
If you have any questions about the Consent Solicitation Statement, the Amendments or the Option Repurchase Plan Proposal, please call William A. Siskovic, EMC’s Vice President and Secretary-Treasurer, at (330) 533-2692.

ii

Everflow Eastern Partners, L.P.

585 West Main Street
P.O. Box 629
Canfield, OH 44406

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished to the holders of limited partnership units (“Units”) of Everflow Eastern Partners, L.P. (the “Partnership”) as of the close of business on November 15, 2009 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of consents of the holders of Units (“Unitholders”) to approve the proposed Amendments to the Agreement of Limited Partnership (the “Amendments”) providing for a Unit Repurchase Option (the “Option Repurchase Plan”). This Consent Solicitation Statement and the enclosed form of Consent are being mailed to Unitholders on or about December 22, 2009.
The enclosed consent is being solicited on behalf of the Board of Directors of Everflow Management Corporation, managing member of Everflow Management Limited, LLC, the general partner of the Partnership (the “General Partner”). The Amendments and Option Repurchase Plan Proposal will be voted on by Unitholders. A copy of the Amendments and Option Repurchase Plan are attached to this Consent Solicitation Statement as Appendix A and B, respectively.
Only Unitholders of record at the close of business on the Record Date are entitled to vote on the Amendments and Option Repurchase Plan Proposal. Adoption of the Option Repurchase Plan requires the receipt of affirmative consents of Unitholders holding a majority of the Units outstanding.
The Amendments and Option Repurchase Plan have been approved unanimously by the Board of Directors of the General Partner and the Options Committee of the Board of Directors, as being in the best interests of the Partnership and the Unitholders. The Board of Directors of the General Partner unanimously recommends that you vote FOR both the Amendments and the Option Repurchase Plan Proposal.
This Solicitation will expire at, and your consent must be received by, 11:59 p.m., eastern standard time, on January 31, 2010 (the “Expiration Date”). The General Partner may extend this Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Amendments and Option Repurchase Plan have been received. Once delivered to the Partnership your consent may not be revoked.
If you have any questions about this Consent Solicitation Statement, Unitholders can call William A. Siskovic, EMC’s Vice President and Secretary-Treasurer, at (330) 533-2692.
This Consent Solicitation Statement is dated December 9, 2009.

SUMMARY
This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Amendments and the Option Repurchase Plan fully and for a more complete description of the specific steps necessary for the approval of the Amendments and the Option Repurchase Plan, you should read this entire document carefully (including its Appendices).
The Partnership
The Partnership engages in the business of oil and gas acquisition, exploration, development and production. The Partnership was organized in September 1990 for the purpose of consolidating the business and oil and gas properties of Everflow Eastern, Inc., an Ohio corporation (“EEI”), and the oil and gas properties owned by certain limited partnerships and working interest programs managed or operated by EEI (the “Programs”). Everflow Management Limited, LLC (the “General Partner”), an Ohio limited liability company, is the General Partner of the Partnership.
The Business. The Partnership has participated on an on-going basis in the acquisition and development of undeveloped oil and gas properties and has pursued the acquisition of producing oil and gas properties.
The properties of the Partnership consist in large part of fractional undivided working interests in properties containing Proved Reserves of oil and gas located in the Appalachian Basin region of Ohio and Pennsylvania. Approximately 90% of the estimated total future cash inflows related to the Partnership’s oil and gas reserves as of December 31, 2008 are attributable to natural gas reserves. The substantial majority of such properties are located in Ohio and consist primarily of proved producing properties with established production histories.
The Partnership’s operations since February 1991 primarily involve the production and sale of oil and gas and the drilling and development of 420 (net) wells. The Partnership serves as the operator of approximately 60% of the gross wells and 75% of the net wells which comprise the Partnership’s properties.
The Partnership expects to hold its producing properties until the oil and gas reserves underlying such properties are substantially depleted. However, the Partnership may, from time to time, sell any of its producing or other properties or leasehold interests if the Partnership believes that such sale would be in its best interest.
Amendments; Option Repurchase Plan Proposal
The Board of Directors of EMC believes that it is advisable to adopt both the Amendments and the “Option Repurchase Plan” as a means of providing an equity-based incentive and to assist the Partnership, the General Partner, and their affiliates in attracting and retaining officers and key employees and to enable these officers and key employees to acquire or increase their ownership interests in the Partnership in order to promote the growth and profitability of the Partnership. The Option Repurchase Plan is designed to align directly the economic interests of these individuals with identifiable benefits realized by Unitholders. The Option Repurchase Plan provides for the grant of options to designated officers and key employees to acquire Units which the Partnership has repurchased from the Unitholders. The Amendments have been proposed to amend the Partnership Agreement to permit the General Partner and the Partnership to implement and operate the Option Repurchase Plan as well as making certain updating modifications to the Partnership Agreement.

Required Vote
The Amendments and the Option Repurchase Plan will be voted on by Unitholders. Adoption of the Amendments and the Option Repurchase Plan requires the affirmative consents of Unitholders holding a majority of the Units outstanding as of the close of business on the record date.
Recommendation
As is the case with most companies, compensation for our officers and other key employees consists primarily of base salary, annual cash bonuses, and retirement and other benefits. The General Partner believes that the Option Repurchase Plan would enable it to retain and attract officers and key employees and to enable these officers and key employees to acquire or increase their ownership interests in the Partnership in order to promote the growth and profitability of the Partnership.
Interest of Directors and Executive Officers
Executive officers of EMC and its affiliates will be eligible to receive grants under the terms of the Option Repurchase Plan. Accordingly, the executive officers of EMC have a substantial interest in the passage of the Amendments and the Option Repurchase Plan Proposal.
PROPOSED AMENDMENTS TO PARTNERSHIP AGREEMENT
The Partnership Agreement currently contains no provision for the issuance, sale or right of purchase of any Units to the Partnership’s officers or employees. The Board of Directors of EMC has approved and proposed for submission to the Unitholders certain Amendments to the Partnership Agreement. As described in more detail below, these Amendments will authorize the Partnership to grant options to repurchase certain Units to select officers and employees and will make certain updating modifications to the Partnership Agreement.
Amendment Related to Option Grant
The Amendment relating to the grant of options will read as follows:
Section 6.13. Options to Acquire Repurchased Units. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority to grant options to acquire a portion of the Units repurchased by the Partnership in any year to certain of its (or its affiliates) officers and employees. These grants will be made simultaneous with the expiration of the annual Repurchase Offer and the options must be exercised within three (3) business days of the grant. The optionees will exercise the options by delivering written notice to the Partnership and paying the option purchase prices, which shall be the price equal to the cash purchase price paid by the Partnership to repurchase Units from the Unitholders as provided in Section 11.4 of this Agreement. No optionee may transfer or assign the option granted to him or her prior to exercise. Any optionee acquiring Units shall be admitted as a Limited Partner in accordance with the provisions of Article VIII (including Section 8.6) hereof. The Amendments authorizes the General Partner to establish and operate the Option Repurchase Plan, assuming the Plan is also approved by the Unitholders.

Additional Amendments
Amendments to Sections 11.2 and 11.3
As it relates to the Repurchase Offer, the Partnership Agreement currently provides that the Partnership will adjust discounted cash flow data with respect to oil and gas reserves in accordance with the requirements of Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities.” Because the Financial Accounting Standards Board may not continue to be the governing body for accounting disclosures, the General Partner has proposed that the Partnership Agreement be amended to address this development.
Section 11.2 of the Partnership Agreement as proposed to be amended would read as follows:
11.2 Adjusted Book Value. For purposes of Section 11.1, the Adjusted Book Value shall be determined in accordance with the Partnership’s audited financial statements as of the Valuation Date. Adjusted Book Value of the Partnership shall be determined in accordance with the accounting principles consistently applied by the Partnership in preparing the audited financial statements and the following formula:
(i)
(a) Determine the Company’s Partner’s total equity from the Company’s audited financial statement as of December 31 of the year prior to the year the Repurchase Right is to be effective; (b) Add the “Standardized measure of Discounted Future Net Cash Flows” for the Company’s Proved Developed Reserves as presented in the footnotes to the Company’s annual audited financial statements and as adjusted without giving effect to taxes; and (c) Deduct the carrying value of the Company’s oil and gas properties (cost less accumulated depreciation, depletion and amortization) evaluated at such year end.

(ii)
For purposes of the calculation required in (i), the future net cash flows of the Company shall be determined based upon an annual review and analysis of the Company’s Proved Developed Reserves by an independent petroleum engineer. Such future net cash flows shall be discounted annually at 10% per year, consistent with the Company’s footnote disclosure of supplemental unaudited oil and gas information as required by Statement of Financial Accounting Standards (SFAS) No. 69, “Disclosures about Oil and Gas Producing Activities”, or the equivalent disclosure reporting requirements in place at the time the reserve report is prepared.

11.3 Appraisal. The Partnership will select an independent petroleum engineer to make an evaluation, as of January 1 of each year during the period specified in Section 11.1 of the Partnership’s Oil and Gas Properties. The independent petroleum engineer shall project the estimated future net revenues of the proved developed reserves. In estimating such future net revenues, then-current oil and gas prices shall be used without escalation determined by the independent engineer consistent with then-current industry practice under the reporting requirements of SFAS No. 69, or the equivalent disclosure reporting requirements in place at the time the reserve report is prepared. Estimated future net revenues from proved developed reserves will be discounted at an annual rate of 10% to arrive at the then-net present value of such reserves. No value shall be attributed to the nonproducing lease acreage, properties or interests which have been condemned by drilling activities.
Amendments to Article X, Sections 10.4 and 10.13
Article X of the Partnership Agreement addresses how the Partnership Agreement may be amended and specifies matters for which the approval or voting by the Limited Partners will be required. The General Partner is proposing two changes to these provisions: (i) since the Partnership Agreement requires an opinion of counsel to the Partnership in connection with voting by the Limited Partners, the General Partner believes the requirement in Section 10.4.8 which also requires an opinion by counsel other than counsel for the General Partner creates a duplication of effort and additional costs for the Partnership. In addition, since the adoption of the original Partnership Agreement, changes in federal income tax law with respect to Partnership classification and in Delaware law concerning the voting rights of limited partners have significantly reduced the concerns underlying these opinion requirements. Consequently, the General Partner proposes to delete this requirement in Section 10.4.8 for such a second legal opinion.
With respect to votes by proxy or consents by the Limited Partners, the General Partner proposes to amend Section 10.13 to reflect current Delaware Limited Partnership Law concerning granting proxies or consents by electronic transmission.
Section 10.4 and 10.13 as proposed to be amended would read as follows:
10.4 Voting Rights of Limited Partners. The Limited Partners shall have the rights enumerated in the following provisions of this Section 10.4.
10.4.1 At a meeting called for the purpose, remove the General Partner as provided in Section 9.1(b) and, upon such removal, elect a substitute general partner.
10.4.2 At a meeting called for the purpose, elect a substitute general partner in the event of the involuntary withdrawal of the General Partner from the Partnership, subject to the provisions of Article IX hereof.

10.4.3 At a meeting called for the purpose, elect to terminate the Partnership pursuant to Section 12.1(e), or elect to continue the Partnership in accordance with the last paragraph of Section 12.1.
10.4.4. At a meeting called for the purpose, amend this Agreement pursuant to Section 10.2 hereof.
10.4.5 The General Partner shall not sell all, or substantially all, of the assets of the Partnership unless, at a meeting called for the purpose, the Limited Partners authorize the sale of all, or substantially all, of the assets of the Partnership.
10.4.6 At a meeting called for the purpose, vote that any contract for services between the Partnership and the General Partner or any Affiliate of the General Partner shall be cancelled, without penalty, upon sixty (60) days’ advance written notice.
10.4.7 Unless a different percentage is expressly provided for in this Agreement, all of the foregoing rights of the Partners shall be exercised by at least a Majority Vote of the Limited Partners voting as a single class.
10.4.8 Notwithstanding the foregoing, the exercise of the foregoing rights by Limited Partners shall be subject to the following conditions precedent to their existence and exercise: (a) that the existence and exercise of such rights does not subject the Limited Partners to unlimited liability pursuant to state law and/or subject the Partnership to being treated as an association taxable as a corporation for Federal income tax purposes; and (b) that, in the case of rights described in Subsections 10.4.1 through 10.4.6 inclusive, prior to the exercise thereof, ~~counsel for the Limited Partners (other than counsel for the General Partner and~~ the Partnership and the Limited Partners shall have received an Opinion of Counsel that neither the grant nor the exercise thereof will so subject the Limited Partners or the Partnership as approved by Limited Partners owning a majority of the Units. Such opinion shall be in form and substance satisfactory to Limited Partners owning a majority of the Units.
* * * * * * * * * * * * *
10.13 Voting and Other Rights.
(a) Only those Record Holders of Units who are Limited Partners on the Record Date set pursuant to Section 10.7 shall be entitled to notice of and to vote at, a meeting of the Limited partners or to act with respect to matters as to which consents are solicited. With respect to Units that are held by persons who have not been admitted as Limited Partners, the General Partner will be deemed to be the Limited Partner with respect to such Units and will vote such Units in the same percentages as the other Units have been voted with respect to a particular matter.

(b) With respect to Units that are held for a Person’s account by another Person, such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing, in whose name the Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person on whose behalf such broker, dealer or other agent is holding such Units and the Partnership shall be entitled to assume it is so acting without further inquiry.
(c) Except as otherwise provided in this Agreement, a General Partner that is also a Limited Partner may vote its Percentage Interest represented by Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.
(d) As to any matter that may be voted on by the Limited Partners, the Limited Partners may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permissible by applicable law. A consent transmittal by electronic transmission by a Limited Partner (or by a person or persons authorized to act for a Limited Partner) shall be deemed to be written and signed for purposes of this Article X. For purposes of this subsection, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.
The Partnership Agreements require, as a condition to the effectiveness of the exercise by the Limited Partners of their right to consent to the Amendments, that the Partnership receive an opinion of counsel to the effect that the exercise of such rights will not impair the limited liability of the Limited Partners and will not adversely affect the classification of the Partnership as a limited partnership for federal income tax purposes. The General Partner has solicited and received an opinion to such effect from Calfee, Halter & Griswold LLP, Cleveland, Ohio, in connection with the consent on the Amendments and the Proposal. The Limited Partners should be aware that Calfee, Halter & Griswold LLP has represented the Partnership and the General Partner in the past.
In addition, the Partnership Agreement also requires an opinion of counsel for the Limited Partners (who cannot be counsel for he General Partner). The Partnership has received an opinion from Stark & Knoll Co., L.P.A. to fulfill this requirement. The Partnership Agreement requires that the counsel furnishing such opinion be approved by the required consent of the Unitholders. Accordingly, each vote in favor of the Amendments will constitute the designation of such counsel for such purpose by the Unitholder casting such vote. Copies of the form of these opinions are annexed to this Statement as Appendices C and D, respectively.
PROPOSED OPTION REPURCHASE PLAN
Adoption of the Option Repurchase Plan
On December 2, 2009, the Board of Directors of EMC adopted, upon recommendation of the Options Committee of the Board of Directors, and subject to the approval of our Unitholders, the Option Repurchase Plan.

Purpose
The Option Repurchase Plan is intended to assist the Partnership, the General Partner, and their affiliates to attract and retain officers and other key employees to enable those individuals to acquire or increase their ownership interests in the Partnership on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Partnership. The Option Repurchase Plan is designed to align directly the long-term compensation of the participants with identifiable benefits realized by Unitholders. Under the Plan, the Partnership may grant options to repurchase Units acquired by the Partnership in the Repurchase Offer to eligible officers and employees.
Description of the Option Repurchase Plan
The following is a brief description of the principal features of the Option Repurchase Plan. A copy of the Option Repurchase Plan is attached hereto as Appendix B. You should refer to the Option Repurchase Plan for details regarding awards that may be made under the Option Repurchase Plan.
Plan Provisions
Administration. The Option Repurchase Plan is administered by the Options Committee of the Board of Directors of the General Partner or one or more subcommittees as the Options Committee delegates. Subject to the provisions of the Option Repurchase Plan, the Options Committee is authorized to interpret the Option Repurchase Plan, to prescribe, amend and rescind rules and regulations relating to the Option Repurchase Plan, to determine the terms and provisions of restrictions relating to grants under the Option Repurchase Plan and to make all other determinations necessary or advisable for the orderly administration of the Option Repurchase Plan.
Eligibility. Persons eligible to receive grants under the Option Repurchase Plan are officers and employees of the Partnership, the General Partner and any of their affiliates. Such employees must be in a position to contribute materially to the continued growth and development of the Partnership and to its future financial success as determined by the Options Committee in its sole discretion. Eligibility for participation in the Option Repurchase Plan is determined in the sole discretion of the Options Committee, but the General Partner currently estimates that the class of employees who would be determined eligible for 2010 would be no more than three employees.
Units Available for Grants. The number of Units that may be granted under the Option Repurchase Plan will vary from year to year. The sole source of Units for which an option to purchase may be granted will be the actual number of Units repurchased by the Partnership in its Annual Repurchase Offer. See “Description of Partnership Repurchase Offer”. Subject to certain adjustments as provided in the Plan, the number of Options which may be granted annually will not exceed the lesser of 30,000 Units or 50% of the Units repurchased by the Company in the annual Repurchase Offer. With regard to grants to any one individual in a calendar year, the number of options that may be issued under the Option Repurchase Plan will not exceed 10,000.

Grant of Units. The Options may be granted by the Options Committee on an annual basis in conjunction with the completion of the Partnership’s annual Repurchase Offer.
Exercise. The Options must be exercised within three business days from the date of grant of the Options, which will be granted simultaneous with the expiration of the annual Repurchase Offer.
Adjustment Provisions. If there is any change in the number or kind of Units by reason of a Unit distribution, spinoff, recapitalization, Unit split, or combination or exchange of Units; by reason of a merger, reorganization, consolidation or reclassification; by reason of any other extraordinary or unusual event affecting the outstanding Units as a class without our receipt of consideration, or if the value of outstanding Units is substantially reduced as a result of a spinoff or our payment of any extraordinary distribution, the maximum number of Units available for grants, the limit on the number of Units for which any individual may receive pursuant to grants in any year, the kind and number of Units covered by outstanding grants, the kind and number of Units to be issued or issuable under the Option Repurchase Plan, and the applicable market value of outstanding grants will be required to be equitably adjusted by the Options Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Option Repurchase Plan and such outstanding grants.
Non-transferability; Limitation of Rights. A participant’s right and interest under a grant may not be assigned or transferred. The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Partnership, the General Partner and any affiliates.
Amendment or Termination. The Options Committee may amend or terminate the Option Repurchase Plan at any time and may amend outstanding awards issued under the Option Repurchase Plan as long as such termination or amendment would not adversely affect the rights of a participant with respect to awards at the time outstanding under the Option Repurchase Plan. The Options Committee shall not, without the approval of the Unitholders, amend the Option Repurchase Plan to (i) materially increase the maximum number of Units which may be issued under the Option Repurchase Plan, (ii) materially increase the benefits accruing to individuals who participate in the Option Repurchase Plan, or (iii) materially modify the eligibility requirements for the grant of Units under the Option Repurchase Plan.
Termination of Plan. No grants under the Plan may be made after December 31, 2035 unless the Plan is extended by action of the Options Committee.
Option Exercise Price
The officers and employees who repurchase the Units pursuant to the Options will acquire such Units by paying a purchase price equal to the price paid by the Partnership to the tendering Unitholders in the Repurchase Offer. The purchase price under the Repurchase Offer is calculated annually based upon a formula provided for in the Partnership Agreement. This formula price may be less than the value which could be received in a sale or disposition of the Partnership’s assets and may not represent fair market value. To the extent an officer of employee is deemed to have acquired the Units by paying less than fair market value, the difference will be taxable compensation to such recipient.

The purchase price calculation for the Repurchase Offer is determined prior to the commencement of the offer and described in detail in the Offer to Purchase provided to Unitholders. The price per Unit offered by the Partnership is determined based on 66% of the Adjusted Book Value of the Partnership to the Limited Partners as of January 1 each year, divided by the total number of Units then outstanding, as adjusted for cash distributions made in January and April, as provided for in the Partnership Agreement.
The Adjusted Book Value of the Partnership is determined based upon the Partnership’s audited financial statements as of the preceding year end (December 31). Adjusted Book Value is calculated by adding the Partnership’s total equity set forth on its audited financial statements to the “Standardized Measure of Discounted Future Net Cash Flows” for the Partnership’s Proved Developed Reserves as presented in the footnotes to the Partnership’s financial statements (as adjusted to eliminate the effect of any taxes) and then deducting from that amount the carrying value of the Partnership’s oil and gas properties (cost less accumulated depreciation, depletion and amortization) evaluated as of the year end. For purposes of the calculation of the Adjusted Book Value of the Partnership, the “Standardized Measure of Discounted Future Net Cash Flows” is determined based upon a review and analysis of the Partnership’s Proved Developed Reserves as of the year end. The information about such reserves is presented in the reserve report prepared by an independent petroleum consultant. As required by the Partnership Agreement, the future net cash flows of the Partnership’s Proved Developed Reserves reported in the reserve report are discounted at an annual rate of 10% by the consultant. However, such discounted future net cash flows are not adjusted for federal income tax and excluded consideration of encumbrances against the Partnership’s properties, if any.
In accordance with the requirements of Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities” or the equivalent disclosure reporting requirements in place at the time the reserve report is prepared and the Partnership Agreement, the Partnership further adjusts the discounted cash flow data set forth in the reserve report to reflect future income taxes, development costs, asset retirement obligations and salvage costs discounted at an annual rate of 10% and this “Standardized Measure of Discounted Future Net Cash Flows” of the Partnership’s Proved Developed Reserves. No reserve value is attributed to any of the Partnership’s undeveloped lease acreage or properties. Other than the report prepared by the independent petroleum consultant, the Partnership does not obtain any independent valuations in calculating the purchase price.
Management of the Partnership believes that the purchase price may be less than the value which could be realized by the Unitholders in the event of a liquidation or sale of the Partnership. Management has, from time to time, explored the possible sale of the Partnership. Management has not discussed the potential sale of the Partnership with any potential buyer in the past year. Although management may continue to engage in discussions concerning a potential sale, management does not intend to pursue actively a sale of the Partnership at the present time.
There is currently no established trading market for the Units. The fair market value of the Partnership’s assets may be greater than the aggregate repurchase price per Unit.

Description of Repurchase Offer
As required by the Partnership Agreement, the Partnership annually makes an offer to repurchase up to 10% of the outstanding Units to the Unitholders. This offer is made pursuant to a written Offer to Purchase in accordance with procedures and terms provided for in the Partnership Agreement.
The purchase price under the Offer is determined pursuant to a formula set forth in the Partnership Agreement and described in more detail above (see “Option Exercise Price”). The Partnership acquires any tendered Units by paying cash to the selling Unitholders.
In the past five years, the Partnership has acquired the number of Units set forth below for the corresponding purchase price.

Year	Number of Units	Purchase Price

2005	16,196	$14.46

2006	30,584	$22.87

2007	826	$12.88

2008	18,975	$16.25

2009	2,442	$11.07
The Company may purchase more than 10% of the Units if Unitholders tender a larger number of Units although the General Partner has no current intention to do so.
The Company will continue to make annual tender offers for Units pursuant to the terms of the Partnership Agreement. The Company’s intention is not to acquire Units over time at minimum prices, but rather to fulfill its obligations under the Partnership Agreement.
The Offer is not conditioned upon any minimum amount of Units being tendered. The Offer will not be consummated if, in the opinion of the Board of the Managing Member of the General Partner, there is a reasonable likelihood that such a purchase would result in the termination of the Company (as a partnership) under Section 708 of the Internal Revenue Code of 1986, as amended (the “Code”), or termination of the Company’s status as a partnership for federal income tax purposes under Section 7704 of the Code.
As of November 15, 2009, there are 1,388 Unitholders of record. In April 2009, prior the annual Repurchase Offer, there were 1,388 Unitholders of record, and six of those Unitholders tendered Units in that offer. In 2008, there were 1,404 Unitholders of record, and 16 of those Unitholders tendered Units in that offer. In 2007, there were 1,396 Unitholders of record, and eight of those Unitholders tendered Units in that offer. Similarly, in 2006, there were 1,410 Unitholders of record, and 24 of those Unitholders tendered Units in that offer. Other factors that affect the number of Unitholders of record include private sales and transfer of Units.
All purchases of Units pursuant to the Offer will be effective as of June 30 on such year. Units purchased by the Company pursuant to the Offer will receive the Purchase Price.

Federal Tax Consequences
The following is a general description of the federal income tax consequences of the Option repurchase rights. It does not purport to be complete. In particular, this general description does not discuss the applicability of the income tax laws of any state.
The recipient of an Option will not recognize income at the time of the grant of his or her award. Rather, upon the issuance of the Units, the optionee will have taxable compensation equal to the excess, if any, of the fair market value of the number of Units the participant actually acquires over the exercise purchase price paid. Upon the sale of Units, a participant generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon the Partnership’s taxable income and loss during the period in which the Units were held). Since the Partnership is not a taxable entity for federal income tax purposes, the amount of taxable compensation to the participant will be treated as deductions allocated among the partners of the Partnership in accordance with the partnership agreement.
THE CONSENT SOLICITATION
Voting Securities, Record Date and Outstanding Units
This Solicitation is being made pursuant to the provisions of Article X of the Amended and Restated Agreement of Limited Partnership of the Partnership and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. No meeting of the Unitholders is contemplated to be held for the purpose of considering the Amendments or the Option Repurchase Plan Proposal. Only record holders of Units at the close of business on November 15, 2009 will be taken into account for the purpose of determining whether the requisite approval of the Amendments or the Option Repurchase Plan Proposal has been obtained. Each Unitholder entitled to vote has one vote for each Unit outstanding in such Unitholder’s name.
On the Record Date, there were a total of 5,621,851 Units outstanding, which were held by approximately 1,388 Unitholders.
Consent and Revocation of Consent
The General Partner will accept forms of Consent at any time before 11:59 p.m., eastern standard time, on the Expiration Date, which is January 31, 2010. The enclosed form of Consent, when properly completed and returned, will constitute a Unitholder’s consent, or the withholding of consent, to the approval of either or both the Amendments and the Option Repurchase Plan Proposal in accordance with the instructions contained therein. If a Unitholder executes and returns a form of Consent and does not specify otherwise, the Units represented by such form of Consent will be voted “for” approval of both the Amendments and the Option Repurchase Plan Proposal in accordance with the recommendation of the General Partner.
A Unitholder who has executed and returned a form of Consent may not revoke their consent.

Required Vote
Each of the Amendments and the Option Repurchase Plan Proposal separately require the approval of holders of a majority of the outstanding Units as of the close of business on the Record Date.
Because the approval of holders of a majority of the outstanding Units is required to approve both the Amendments and the Option Repurchase Plan Proposal, not returning the form of consent will have the same effect as a vote against both the Amendments and the Option Repurchase Plan Proposal.
The members of the General Partner and their affiliates currently own (in addition to the General Partner’s interest in the Partnership) 1,266,859 Units, representing approximately 22.52% of the outstanding Units. Each of the members of the General Partner have advised that they intend to consent and vote in favor of both the Amendments and the Option Plan Proposal. For further information concerning the ownership of Units by the General Partner’s affiliates, executive officers and directors, see “Security Ownership of Certain Beneficial Owners and Management” on page 18.
Solicitation of Consents
The cost of soliciting consents will be borne by the Partnership. In addition, the Partnership will reimburse brokers, banks and other persons holding Units in their names, or in the names of nominees, for their expenses in sending these Solicitation materials to beneficial owners.
Other than as discussed above, the Partnership has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents to the Option Plan Proposal, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of the General Partner, who will receive no additional compensation therefrom.
No Appraisal Rights
Unitholders who object to the Amendments and the Option Repurchase Plan Proposal and the resulting adoption of the Option Repurchase Plan will have no appraisal, dissenters’ or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their Units and to compel the purchase of their Units for cash in that amount) under Delaware law or the Partnership Agreement of the Partnership, nor will such rights be voluntarily accorded to holders of Units by the Partnership. Thus, approval of the Amendments and the Option Repurchase Plan Proposal by holders of a majority of the outstanding Units will be binding on all holders of Units, and objecting holders of Units will have no alternative other than selling their Units prior to the effective date of the adoption of the Amendments and the Option Repurchase Plan.

Notice to Unitholders
The General Partner will notify Unitholders of the results of this Solicitation promptly after the Expiration Date.
Your Consent is important, regardless of the number of Units you own. Accordingly, please complete, sign and return your Consent promptly.
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS
IN THE AMENDMENTS AND THE OPTION REPURCHASE PLAN PROPOSAL
Executive officers of EMC and its affiliates will be eligible to receive grants under the terms of the Option Repurchase Plan. Accordingly, the executive officers of EMC have a substantial interest in the passage of the Amendments and the Option Repurchase Plan Proposal.
EXECUTIVE COMPENSATION
In connection with our solicitation of your consent to approve the Amendments and to implement the Option Repurchase Plan Proposal, Securities and Exchange Commission rules require us to provide executive compensation information for our most recently completed fiscal year similar to the information we provide annually in our Annual Report on Form 10-K. Because the year ended December 31, 2008 is our most recently completed fiscal year, the Executive Compensation section of this Consent Solicitation Statement substantially mirrors the Executive Compensation section set forth in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 27, 2009.
As a limited partnership, the Partnership has no executive officers or directors, but is managed by the General Partner. The executive officers of EMC and EEI are compensated either directly by the Partnership or indirectly through EEI. The compensation described below represents all compensation from either the Partnership or EEI.
Overview of 2008 Executive Compensation Components
Components of executive compensation in fiscal 2008 for the executive officers of EMC and EEI include the following:
•	Base Salary
•	Annual Cash Bonuses
•	Retirement and Other Benefits
Base Salary
The base salary of the executive officers is intended to provide fixed compensation for the performance of core duties. In determining appropriate salary levels, consideration is given to the level and scope of responsibility, experience, and Partnership and individual performance. The base salaries paid during fiscal 2008 are shown in the Summary Compensation Table below.

Annual Cash Bonuses
The annual bonus of the executive officers is intended to supplement the fixed compensation provided in the base salary to recognize an individual’s performance in a fiscal year. Payment with respect to any cash bonus is contingent upon the satisfaction of objective and subjective performance criteria. The annual cash bonus is determined at the end of each fiscal year. The amount is awarded in the first fiscal quarter following the end of each fiscal year.
Executive officers are provided an annual cash bonus each year based on the achievement of certain financial and non-financial performance objectives during the previous fiscal year. Annual cash bonuses are based on a percentage of the executive’s base salary. For 2008, the board of directors set a range of these bonuses between 70% and 120% of the executive’s base salary, based on the Partnership achieving specified financial and non-financial performance objectives. In 2008, the financial performance objectives that were used for determining financial performance-based cash awards were profitability and overall company growth. In 2008, the non-financial performance objectives that were used for determining non-financial performance based cash awards were corporate governance and adherence to policies and procedures as well as other factors that vary depending on responsibilities.
The 2009 target annual cash bonus awards for executive officers are established as a percentage of the executive’s base salary. These target amounts range between 75% and 125% of base salary. These target amounts were determined considering executive pay at companies of comparable size. The board of directors believes it is important that these target and maximum payout levels are aligned with the Partnership’s long-term strategic plan and the Partnership’s expectation of future financial performance.
Retirement and Other Benefits
The executive officers are entitled to the same benefits coverage as other employees such as health insurance, life and disability insurance, participation in the Partnership’s 401(k) plan and the reimbursement of ordinary and reasonable business expenses. The executive officers are provided with a company owned vehicle.
The Partnership does not currently offer any deferred compensation program, supplemental executive retirement plan or any financial planning services for executive officers. In addition, executive officers are not compensated with equity awards of stock or options for services performed for the Partnership.

The following table sets forth information concerning the annual compensation for services in all capacities to the Partnership for the fiscal years ended December 31, 2008 and 2007, of those persons who were, at December 31, 2008: (i) the principal executive officer of EMC and EEI; and (ii) the principal financial officer of EMC and EEI. The Principal Executive Officer and Principal Financial Officer are hereinafter referred to collectively as the “Named Executive Officers.”
SUMMARY COMPENSATION TABLE
Annual Compensation

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Total

Thomas L. Korner	2008	$113,000	$120,000	$42,812	(2)	$275,812
President and Principal	2007	100,800	112,700	38,456	(2)	251,956
Executive Officer

William A. Siskovic	2008	$113,000	$120,000	$40,541	(3)	$273,541
Vice President and Principal Financial	2007	100,800	112,700	37,579	(3)	251,079
and Accounting Officer
No Named Executive Officer received personal benefits or perquisites during 2008 or 2007 in excess of $10,000.

(1)
Includes amounts contributed under the Partnership’s 401(K) Retirement Savings Plan. The Partnership matched employees’ contributions to the 401(K) Retirement Savings Plan to the extent of 100% of the first 6% of a participant’s salary reduction. Also includes amounts contributed under the profit sharing component of the Partnership’s 401(K) Retirement Savings Plan. The amounts attributable to the Partnership’s matching and profit sharing contributions vest immediately. Includes amounts considered taxable wages with respect to personal use of a Partnership vehicle and the Partnership’s Group Term Life Insurance Plan.

(2)
During fiscal years ended December 31, 2008 and 2007, includes $23,220 and $21,306, respectively, contributed under the profit sharing component of the Partnership’s 401(k) Retirement Savings Plan, $13,800 and $12,822, respectively, contributed by the Partnership as matching contribution from the Partnership’s 401(K) Retirement Savings Plan, $4,402 and $3,438, respectively, considered taxable wages with respect to personal use of a Partnership vehicle and $1,390 and $690, respectively, considered taxable wages with respect to the Partnership’s Group Term Life Insurance Plan.

(3)
During fiscal years ended December 31, 2008 and 2007, includes $23,220 and $21,306, respectively, contributed under the profit sharing component of the Partnership’s 401(K) Retirement Savings Plan, $13,800 and $12,822, respectively, contributed by the Partnership as matching contribution from the Partnership’s 401(K) Retirement Savings Plan, $2,831 and $2,561, respectively, considered taxable wages with respect to personal use of a Partnership vehicle and $690 each year considered taxable wages with respect to the Partnership’s Group Term Life Insurance Plan.

The General Partner, EMC and the members do not receive any separate compensation or reimbursement for their management efforts on behalf of the Partnership. All direct and indirect costs incurred by the Partnership are borne by the General Partner of the Partnership and the Unitholders as Limited Partners of the Partnership in proportion to their respective interest in the Company. The members are not entitled to any fees or other compensation as a result of the acquisition or operation of oil and gas properties by the Partnership. The members, in their individual capacities, are not entitled to share in distributions from or income of the Partnership on an ongoing basis, upon liquidation or otherwise. The members only share in the revenues, income and distributions of the Partnership indirectly through their ownership of the General Partner of the Partnership. The General Partner is entitled to share in the income and expense of the Partnership on the basis of its interests in the Partnership. Currently the General Partner of the Partnership owns a 1.18% interest in the Partnership. None of the Named Executive Officers has an employment agreement with the Partnership.

Outstanding Equity Awards
None of the executive officers were granted or otherwise received any options, stock or equity incentive plan awards during fiscal year 2008 or 2007, and there were no outstanding unexercised options as of December 31, 2008 or 2007.
Director Compensation
Thomas L. Korner, William A. Siskovic, Robert F. Sykes and Peter H. Sykes did not receive any additional compensation for their service as Directors during fiscal year 2008 or 2007.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The General Partner is a limited liability company of which EMC, an Ohio corporation is the Managing Member. The members of the General Partner are Thomas L. Korner and William A. Siskovic, both of whom are employees of the Partnership and directors and officers of EEI, Richard M. Jones and Brian A. Staebler, employees of the Partnership, and Sykes Associates, LLC, a New York limited liability company co-managed by Robert F. Sykes, Chairman of the Board of EEI and EMC. The General Partner of the Partnership, owns a 1.18% interest in the Partnership. The members and their affiliates currently hold (in addition to the General Partner’s interest in the Partnership) 1,266,859 Units, representing approximately 22.52% of the outstanding Units.
The following table sets forth certain information with respect to the number of Units beneficially owned as of November 20, 2009 by each person known to the management of the Partnership to own beneficially more than 5% of the outstanding Units; and by each director and officer of EMC. The table also sets forth (i) the ownership interests of the General Partner, and (ii) the ownership of EMC.

			Percentage
			Interest in
		Percentage of	Everflow	Percentage
	Units in	Units in	Management	Interest in
Name of Holder	Partnership	Partnership(1)	Limited, LLC(2)	EMC

Robert F. Sykes(3) (officer and director of EMC)	1,056,464	18.78	50.0000	50.0000

Thomas L. Korner (officer and director of EMC)	138,575	2.46	16.6667	16.6667

William A. Siskovic (officer and director of EMC)	71,731	1.28	16.6667	16.6667

Richard M. Jones	44	—	8.3333	8.3333

Brian A. Staebler	45	—	8.3333	8.3333

	1,266,859	22.52	100.0000	100.0000

(1)
Does not include the interest in the Partnership owned indirectly by such individuals as a result of their ownership in (i) the General Partner (based on its 1.18% interest in the Partnership) or (ii) EMC (based on EMC’s 1% managing member’s interest in the General Partner).

(2)	Includes the interest in the General partner owned indirectly by such individuals as a result of their share ownership in EMC resulting from EMC’s 1% managing member’s interest in the General Partner.

(3)
Includes 732,855 Units held by Sykes Associates, LLC, a New York limited liability company owned by the four adult children of Mr. Sykes as members, 79,639 Units held by the Robert F. Sykes Living Trust, 78,995 held in the Catherine H. Sykes Living Trust, 54,991 Units of the Partnership held by CSM Associates, 41,244 Units of the Partnership held by DFS Associates, 41,244 Units of the Partnership held by PHS Associates, and 27,496 Units of the Partnership held by WCS Associates. CSM Associates, DFS Associates, PHS Associates and WCS Associates are New York limited partnerships owned by the families of the four adult children of Robert F. Sykes.

PLEASE NOTE:
Attached as Appendix A is a copy of the Amendments and as Appendix B is a copy of the Option Repurchase Plan.

APPENDIX A
The Amendments will read as follows:
Amendment to Section 6.13
Section 6.13. Options to Acquire Repurchased Units. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority to grant options to acquire a portion of the Units repurchased by the Partnership in any year to certain of its (or its affiliates) officers and employees. These grants will be made simultaneous with the expiration of the annual Repurchase Offer and the options must be exercised within three (3) business days of the grant. The optionees will exercise the options by delivering written notice to the Partnership and paying the option purchase prices, which shall be the price equal to the cash purchase price paid by the Partnership to repurchase Units from the Unitholders as provided in Section 11.4 of this Agreement. No optionee may transfer or assign the option granted to him prior to exercise. Any optionee acquiring Units shall be admitted as a Limited Partner in accordance with the provisions of Article VIII (including Section 8.6) hereof.
Amendments to Sections 11.2 and 11.3
Section 11.2 of the Partnership Agreement as proposed to be amended would read as follows:
11.2 Adjusted Book Value. For purposes of Section 11.1, the Adjusted Book Value shall be determined in accordance with the Partnership’s audited financial statements as of the Valuation Date. Adjusted Book Value of the Partnership shall be determined in accordance with the accounting principles consistently applied by the Partnership in preparing the audited financial statements and the following formula:
(i)
(a) Determine the Company’s Partner’s total equity from the Company’s audited financial statement as of December 31 of the year prior to the year the Repurchase Right is to be effective; (b) Add the “Standardized measure of Discounted Future Net Cash Flows” for the Company’s Proved Developed Reserves as presented in the footnotes to the Company’s annual audited financial statements and as adjusted without giving effect to taxes; and (c) Deduct the carrying value of the Company’s oil and gas properties (cost less accumulated depreciation, depletion and amortization) evaluated at such year end.

(ii)
For purposes of the calculation required in (i), the future net cash flows of the Company shall be determined based upon an annual review and analysis of the Company’s Proved Developed Reserves by an independent petroleum engineer. Such future net cash flows shall be discounted annually at 10% per year, consistent with the Company’s footnote disclosure of supplemental unaudited oil and gas information as required by Statement of Financial Accounting Standards (SFAS) No. 69, “Disclosures about Oil and Gas Producing Activities”, or the equivalent disclosure reporting requirements in place at the time the reserve report is prepared.

11.3 Appraisal. The Partnership will select an independent petroleum engineer to make an evaluation, as of January 1 of each year during the period specified in Section 11.1 of the Partnership’s Oil and Gas Properties. The independent petroleum engineer shall project the estimated future net revenues of the proved developed reserves. In estimating such future net revenues, then-current oil and gas prices shall be used without escalation determined by the independent engineer consistent with then-current industry practice under the reporting requirements of SFAS No. 69, or the equivalent disclosure reporting requirements in place at the time the reserve report is prepared. Estimated future net revenues from proved developed reserves will be discounted at an annual rate of 10% to arrive at the then-net present value of such reserves. No value shall be attributed to the nonproducing lease acreage, properties or interests which have been condemned by drilling activities.
Amendments to Article X, Sections 10.4 and 10.13
Section 10.4 and 10.13 as proposed to be amended would read as follows:
10.4 Voting Rights of Limited Partners. The Limited Partners shall have the rights enumerated in the following provisions of this Section 10.4.
10.4.1 At a meeting called for the purpose, remove the General Partner as provided in Section 9.1(b) and, upon such removal, elect a substitute general partner.
10.4.2 At a meeting called for the purpose, elect a substitute general partner in the event of the involuntary withdrawal of the General Partner from the Partnership, subject to the provisions of Article IX hereof.
10.4.3 At a meeting called for the purpose, elect to terminate the Partnership pursuant to Section 12.1(e), or elect to continue the Partnership in accordance with the last paragraph of Section 12.1.
10.4.4. At a meeting called for the purpose, amend this Agreement pursuant to Section 10.2 hereof.
10.4.5 The General Partner shall not sell all, or substantially all, of the assets of the Partnership unless, at a meeting called for the purpose, the Limited Partners authorize the sale of all, or substantially all, of the assets of the Partnership.
10.4.6 At a meeting called for the purpose, vote that any contract for services between the Partnership and the General Partner or any Affiliate of the General Partner shall be cancelled, without penalty, upon sixty (60) days’ advance written notice.

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10.4.7 Unless a different percentage is expressly provided for in this Agreement, all of the foregoing rights of the Partners shall be exercised by at least a Majority Vote of the Limited Partners voting as a single class.
10.4.8 Notwithstanding the foregoing, the exercise of the foregoing rights by Limited Partners shall be subject to the following conditions precedent to their existence and exercise: (a) that the existence and exercise of such rights does not subject the Limited Partners to unlimited liability pursuant to state law and/or subject the Partnership to being treated as an association taxable as a corporation for Federal income tax purposes; and (b) that, in the case of rights described in Subsections 10.4.1 through 10.4.6 inclusive, prior to the exercise thereof, ~~counsel for the Limited Partners (other than counsel for the General Partner and~~ the Partnership and the Limited Partners shall have received an Opinion of Counsel that neither the grant nor the exercise thereof will so subject the Limited Partners or the Partnership as approved by Limited Partners owning a majority of the Units. Such opinion shall be in form and substance satisfactory to Limited Partners owning a majority of the Units.
* * * * * * * * * * * * *
10.13 Voting and Other Rights.
(a) Only those Record Holders of Units who are Limited Partners on the Record Date set pursuant to Section 10.7 shall be entitled to notice of and to vote at, a meeting of the Limited partners or to act with respect to matters as to which consents are solicited. With respect to Units that are held by persons who have not been admitted as Limited Partners, the General Partner will be deemed to be the Limited Partner with respect to such Units and will vote such Units in the same percentages as the other Units have been voted with respect to a particular matter.
(b) With respect to Units that are held for a Person’s account by another Person, such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing, in whose name the Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person on whose behalf such broker, dealer or other agent is holding such Units and the Partnership shall be entitled to assume it is so acting without further inquiry.
(c) Except as otherwise provided in this Agreement, a General Partner that is also a Limited Partner may vote its Percentage Interest represented by Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.
(d) As to any matter that may be voted on by the Limited Partners, the Limited Partners may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permissible by applicable law. A consent transmittal by electronic transmission by a Limited Partner (or by a person or persons authorized to act for a Limited Partner) shall be deemed to be written and signed for purposes of this Article X. For purposes of this subsection, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

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APPENDIX B
Everflow Eastern Partners, L.P.
Option Repurchase Plan
Adopted December 2, 2009
1. Establishment and Purpose.
Everflow Eastern Partners, L.P., a Delaware limited partnership (the “Company”), hereby establishes the Option Repurchase Plan (the “Plan”). The Plan permits the grant of options to purchase Units as described below.
The purpose of the Plan is to assist the Company and its affiliates to attract and retain officers and other key employees and to enable those individuals to acquire or increase their ownership interest in the Company in order to encourage them to promote the growth and profitability of the Company. The Plan is designed to align directly the financial interests of the participants with the financial interests of the Unitholders.
2. Definitions.
(a)
“Administrator” shall mean either the Options Committee of the Board or such committee of the Board to which the Board may from time to time delegate the powers, authority and discretion of the Administrator under the Plan.

(b)
“Agreement” shall mean, in respect of any Unit option granted pursuant to the Plan, the written Agreement executed by the Company and the Participant which sets forth the terms of the option, in such form as shall be prescribed by the Administrator.

(c)
“Board” means the duly elected Board of Directors of Everflow Management Corporation, the managing member of the General Partner, or the duly elected board of directors or other comparable governing body of any corporation or other business entity or organization which succeeds to the business of the Company and assumes the Plan.

(d)	“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
(e)
“Company” means Everflow Eastern Partners, L.P., a Delaware limited partnership, or any corporation or other business entity or organization which succeeds to the business of the Company and assumes the Plan, whether by operation of law or otherwise.

(f)	“Exercise Price” shall mean a price equal to the price paid by the Company to the tendering Unitholders in the repurchase offer conducted annually by the Company.

(g)	“General Partner” shall mean Everflow Management Limited, LLC, the general partner of the Company.
(h)	“Participant” means any person to whom a stock option is granted pursuant to the Plan.
(i)
“Sale of the Company” means, either in one transaction or in a series of related transactions, (i) a sale, exchange or other transfer of Units of voting partnership interest of the Company representing fifty percent (50%) or more of all votes entitled to be cast by the Unitholders (either to a single person or group of persons acting in concert or pursuant to a public offering of such Units, and including, without limitation, a transfer or exchange of such Units by way of a merger or consolidation in which the Company is a constituent entity), or (ii) a redemption or repurchase of all of the Units of the Company in connection with a sale of all or substantially all of the assets of the Company, or (iii) the winding up, dissolution or liquidation of the Company, or (iv) a sale of all or substantially all of the assets of the Company.

(j)	“Securities Act” means the Securities Act of 1933, as amended from time to time.
(k)	“Units” shall mean the units of the limited partnership interest in the Company.
(l)	“Unitholders” shall mean the holders of units of limited partnership interests in the Company.
3. Administration.
The Plan shall be administered by the Administrator. The Administrator shall, consistent with the provisions of the Plan, be authorized to (a) select eligible persons to participate in the Plan, (b) determine the form of the Agreements which shall set the terms of the grants made under the Plan to a Participant, including conditions and restrictions to which such grants will be subject, (c) interpret the provisions of the Plan, and (d) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Administrator on all matters relating to the Plan shall be in the Administrator’s sole discretion (consistent with the Plan and any applicable Agreement) and shall be conclusive and binding on all persons, including the Company, its Unitholders, and the Participants. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereunder.
4. Units Available for the Plan.
Subject to adjustments as provided in Section 12, the number of Options which may be granted annually will not exceed the lesser of 30,000 Units or 50% of the Units Repurchased by the Company in the annual Repurchase Offer. With regard to grants to any one individual in a calendar year, the number of options that may be granted under the Option Repurchase Plan will not exceed 10,000. If any Option granted under the Plan expires, terminates unexercised or is forfeited, such unpurchased or forfeited Units shall not thereafter be available for further grants.

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5. Participation.
Participation in the Plan is limited to those key officers or employees of the Company, the General Partner and any of their affiliates selected by the Administrator. Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue in the employ of the Company or shall interfere in any way with the right of the Company or any affiliate to terminate the employment of a Participant.
6. Options.
Subject to the other applicable provisions of the Plan, the Administrator may from time to time grant to eligible persons options to acquire Units. The options granted shall be subject to the following terms and conditions.
(a)	Price. The price per Unit payable upon the exercise of an option shall be the Exercise Price.
(b)
Payment. Options may be exercised in whole or in part upon payment of the Exercise Price of the Units to be acquired and satisfaction of all such other conditions as may be required by the Plan, the applicable Agreement and by applicable law. Payment may be made in cash.

(c)
Terms of Options. The period during which an option may be exercised shall be three (3) business days from the date of grant of the options, which will be granted simultaneous with the expiration of the annual Repurchase Offer. All rights to purchase Units pursuant to an option shall, unless sooner terminated, expire at such date. Except as otherwise set forth in the Agreement, an option may be exercised only while a Participant is employed by the Company or any affiliate. The Agreement may set forth criteria for the forfeiture of options including, without limitation, upon a Participant’s termination of employment. Prior to the exercise of the option and issuance of Units pursuant to exercise of the option, the Participant shall have no rights to any dividends or be entitled to any voting rights in respect of any Units subject to the option.

(d)
Sale of the Company. Upon a Sale of the Company, the Administrator shall have the right and authority, but not the obligation, (i) to compel a Participant to exercise his option to the extent that such option is then exercisable (or becomes exercisable because of the Sale of the Company), or (ii) to cancel such option in whole or in part and terminate all rights of the Participant thereunder with respect to the canceled option Units upon payment to the Participant of the difference between (A) the aggregate value of the canceled option Units, whether vested or unvested (as determined by the Administrator on the basis of the value of a Unit in such Sale of the Company), minus (B) the aggregate exercise price payable upon the exercise of such option with respect to the canceled Option Units (assuming the options were then fully exercisable), or (iii) to provide that such option shall be converted into a comparable option, as determined by the Administrator in its sole discretion, to purchase securities of a corporation or other entity acquiring direct or indirect control of the Company in such Sale of the Company.

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(e)	Nonqualified Options. All options granted pursuant to the Plan shall be nonqualified options and shall not be treated as incentive stock options as defined in Section 422 of the Code.
(f)
No Rights as a Unitholder. No Participant to whom an option is granted under the Plan shall have any of the rights of a Unitholder of the Company with respect to the Units which are the subject of such option unless and until such time as Units are actually issued to such Participant upon exercise thereof in accordance with the Plan, including, without limitation, any rights to vote such Units or to grant or withhold any consent in respect of such Units, or to receive any distributions that may be declared or paid on or in respect of such Units.

7. Form of Agreements.
Each Participant to whom a grant of a Unit option is made under the Plan shall execute an Agreement that shall contain such provisions, not inconsistent with the provisions of the Plan, as may be prescribed by the Administrator. Without limiting the generality of the foregoing, the Administrator may require that any Participant to whom Units are to be issued upon the exercise of an option under the Plan shall, as a condition to such exercise, execute and deliver to the Company a counterpart signature page to, and agree to be bound by, all of the terms and provisions of the Partnership Agreement, or another written agreement, in such form as the Administrator may prescribe, providing for any lawful restrictions upon and other provisions relating to transfers or resales of such Units as the Administrator may specify. Further, the Administrator may require that any Participant to whom an option is to be granted under the Plan shall, as a condition to the effectiveness of such option, agree with the Company either in the applicable option Agreement or in a separate written agreement that such Participant shall refrain from engaging specified conduct. The Administrator may amend or modify the Agreement governing any outstanding option in any manner to the extent that the Administrator would have had the authority to grant such option under the Agreement as so modified or amended, including without limitation changing the dates as of which an option becomes exercisable or restrictions on Units lapse. The foregoing notwithstanding, no modification of an Agreement may be made that would materially adversely affect a Participant without the approval of the Participant; provided, that the Administrator may modify any Agreement if such modification is required by applicable law.
8. Withholding of Taxes.
The Administrator shall require, as a condition to the delivery of certificates for Units issued under the Plan, that the Participant pay to the Company, in cash, the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, payment or delivery of Units.
9. Transferability.
No option granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or to such other persons as may be approved by the Administrator in the Agreement or otherwise. Except as otherwise set forth in an Agreement, an option may be exercised only by the Participant or his guardian or legal representative. No Units issued upon exercise of an option shall be transferable by a participant except in compliance with all of the terms and conditions of the Partnership Agreement.

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10. Listing and Registration.
If the Administrator determines that the listing, registration, exemption from registration, or qualification upon any securities exchange or under any law of Units subject to any option is necessary or desirable as a condition of, or in connection with, the grant thereunder, then no such option may be exercised in whole or in part unless such listing, registration, exemption from registration, or qualification is effected or perfected free of any conditions not acceptable to the Administrator; provided, that, if an exemption from registration is reasonably available, the Administrator shall use reasonable efforts to obtain such exemption.
11. Transfer of Employee.
Transfer of a Participant’s employment from the Company or the General Partner to an affiliate, from an affiliate to the Company or the General Partner, or from one affiliate to another shall not, for purposes of the Plan, be considered a termination of employment.
12. Adjustments.
In the event of a reorganization, recapitalization, Unit split, Unit distribution, combination of Units, merger, Unit exchange, consolidation, substantial distribution of assets, or any similar changes in the partnership structure or Units (an “Adjustment Event”), then the number and kind of Units reserved for issuance under the Plan, the number and kind of Units covered by outstanding options granted under the Plan, the exercise price of outstanding options, and the maximum number of Units specified in Section 4 of the Plan shall be appropriately adjusted, as determined by the Administrator in its sole discretion, so that they are proportionately equivalent to the number and kind of shares, exercise price of outstanding options and maximum number of Units specified in Section 4 of the Plan as immediately prior to such Adjustment Event.
13. Amendments to the Plan.
Except as otherwise provided herein or in an Agreement, the Administrator may at any time amend, modify, suspend or terminate the Plan; provided, however, that the Administrator may not amend the final sentence of Section 7 of the Plan without the consent of all Participants.
14. Termination Date.
No further grants of options may be made under the Plan following the close of business on December 31, 2035, unless such date is extended by the Options Committee at its sole discretion.

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APPENDIX C
Opinion of Counsel to the Partnership

APPENDIX D
Opinion of Special Counsel

APPENDIX C
December 9, 2009
Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC
585 West Main Street
P.O. Box 629
Canfield, OH 44406-9733
Gentlemen:
We have acted as counsel to Everflow Eastern Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposal made by Everflow Management Limited, LLC, the general partner of the Partnership (the “General Partner”), to amend the Partnership’s Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”). This proposal is being made pursuant to and as described in a Notice of Consent Solicitation dated December 9, 2009 (the “Statement”) which solicits the Limited Partners’ consent for the approval of amendment to the Partnership Agreement and the proposed Option Repurchase Plan. Capitalized terms used but not defined herein shall have the meaning given them in the Statement.
The Partnership Agreement provides that the Limited Partners may approve such actions by a Majority Vote of the Limited Partners. However, before such vote can be given effect, the Partnership Agreement requires that certain conditions precedent exist, among them an opinion of counsel to the Partnership and an opinion of counsel for the Limited Partners (provided by counsel other than counsel for the General Partner and as approved by the Limited Partners).
This opinion is delivered as the required opinion of counsel to the Partnership. In accordance therewith, you have requested our opinion that the Amendments (and the related Proposal) would not (i) result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (ii) result in the loss of limited liability of any Limited Partner.

Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC

December 9, 2009
In rendering our opinion and in so acting as counsel to the Partnership, we have examined certain documents and instruments provided us by the Partnership and the General Partner which we have deemed necessary or appropriate for the purposes hereof. In particular, we have examined the following:
(a)	The Partnership Agreement for the Partnership, together with all amendments thereto; and

(b)	The Statement prepared by the General Partner concerning the proposed Amendment and the Proposal for the Option Repurchase Plan.
We also have made such examination of law as we have deemed necessary for purposes of this opinion letter.
1.
Partnership Classification. For Federal income tax purposes, an organization classified as a partnership is not a taxable entity but rather a conduit through which tax deductions and taxable income are passed to the partners. Consequently, partnership classification for the Partnership will allow tax deductions and taxable income resulting from the Partnership’s operations to be passed through to the Limited Partners as partners in the Partnership. In such event, the Limited Partners would be subject to tax on the income of the Partnership, but no additional tax would be incurred by the Partnership. However, if the Partnership were held to be an association taxable as a corporation, then the Partnership, rather than the Limited Partners, would be entitled to the deductions for costs incurred and would be taxed on the income. Any distributions to the Limited Partners would be treated as taxable dividends to the extent of current and accumulated earnings and profits, and any excess distributions would be treated first as a reduction of basis and then as capital gain.

Under existing provisions of the Code and regulations issued under Section 7701, an entity organized as a limited partnership will be eligible to elect partnership treatment for Federal income tax purposes, provided the entity is not required to be treated as a corporation pursuant to the applicable Regulation Section 301.7701-2(a). Regulations Section 301.7701-2(b) sets forth eight categories of business entities which are required to be treated as corporations for federal income tax purposes. The Partnership is not covered by any of these definitions.

The Code also contains a provision which treats certain publicly-traded partnerships as corporations for federal income tax purposes. A partnership will be treated as a “publicly traded partnership” if the interests in such partnership are traded on an established securities market or are readily tradable on a secondary market. This corporate classification would not apply to partnerships which meet certain income requirements, basically those with 90% or more of their income consisting of qualifying income. Code Section 7704(d)(1)(E) provides that the term “qualifying income” includes income and gains from oil and gas drilling and development. Therefore, even if it was determined that interests in the Partnership were readily tradable on a secondary securities market, the Partnership would not be subject to such classification to the extent that at least 90% of its income is qualifying income.

Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC

December 9, 2009

The General Partner has represented that (a) it has not filed an election for the Partnership to be treated as an association and (b) at least 90% of the Partnership’s income is qualifying income as provided in Section 7704(d)(1)(E) of the Code.

Based on the foregoing, we are of the opinion that the exercise by the Limited Partners of their voting rights with respect to the Amendments and the Proposal as set forth in Article X of the Partnership Agreement, including Sections 10.3 and 10.4.4, will not result in the Partnership being taxed as an association for Federal income tax purposes.

2.
Liability of Limited Partners. Under Delaware limited partnership law limited partners who do not participate in the control of the business of the partnership will not be liable in an amount in excess of their investment for the debts and obligations of the partnership. Delaware law provides a number of “safe harbors” where certain actions will not constitute taking part in the control of a limited partnership. These include voting to amend the partnership agreement and voting on certain other matters including the admission of limited partners and matters involving potential conflicts of interest. Voting on the Amendments is expressly covered as a “safe harbor” and the Proposal implements the provisions of the proposed amendment adding Section 6.13.

Based on the foregoing, we are of the opinion that neither the grant nor the exercise of the voting rights set forth in Sections 10.3 of the Partnership Agreement, including specifically such rights provided for in Section 10.4.4, will subject the Limited Partners to unlimited liability pursuant to state law or otherwise cause them to become liable as general partners of the Partnership.

The opinions herein expressed are premised upon the assumptions that: (i) all records and documents examined by us in connection with the preparation of this opinion letter are authentic and accurate, (ii) all signatures contained in such records and documents are genuine signatures of the parties purporting to have signed the same, (iii) all persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records, and (iv) no action has been taken which amends, revokes or otherwise affects any of the documents, records or materials which we have examined. The opinions set forth herein are qualified in their entirety by and subject to: (i) the application of bankruptcy, insolvency and other similar laws affecting creditors’ rights and remedies; and (ii) the application of equitable principles regardless of whether such are considered in a proceeding in equity or at law.

Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC

December 9, 2009
The scope of the foregoing opinions is limited to the laws of the State of Delaware and of the United States of America, and we express no opinion herein with respect to the laws of any other jurisdiction. No opinion is expressed with respect to state and local tax matters, federal or state securities laws, or any other federal or state law not explicitly referenced. Our opinion is limited to the specific opinions expressed herein, and no further opinions, implied or otherwise, are intended to be (or should be) inferred therefrom beyond the limited matters expressly stated herein. In reviewing the foregoing opinion, you should be aware that an opinion of counsel represents only such counsel’s best legal judgment, and has no binding effect or official status of any kind and no assurance can be given that the conclusions reached in this opinion would be sustained by a court if contested by the Internal Revenue Service.
The foregoing opinion is furnished to the Partnership solely for the purposes described in the Statement and Partnership Agreement and may not be relied upon for any other purpose or relied upon by or delivered to any other person.
Very truly yours,
CALFEE, HALTER & GRISWOLD LLP

APPENDIX D
December 8, 2009
Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC
585 West Main Street
P.O. Box 629
Canfield, OH 44406-9733
Gentlemen:
We have acted as special counsel to the Limited Partners of Everflow Eastern Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposal made by Everflow Management Limited, LLC, the general partner of the Partnership (the “General Partner”), to amend the Partnership’s Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”). Stark & Knoll Co. LPA has not provided legal services and is not counsel to the General Partner. This proposal is being made pursuant to and as described in a Notice of Consent Solicitation dated December 9, 2009 (the “Statement”) which solicits the Limited Partners’ consent for the approval of amendment to the Partnership Agreement and the Option Proposal. Capitalized terms used but not defined herein shall have the meaning given them in the Statement.
The Partnership Agreement provides that the Limited Partners may approve such actions by a Majority Vote of the Limited Partners. However, before such vote can be given effect, the Partnership Agreement requires that certain conditions precedent exist, among them an opinion of counsel to the Partnership and an opinion of counsel for the Limited Partners (provided by counsel other than counsel for the General Partner and as approved by the Limited Partners). Stark & Knoll Co. LPA has not provided legal services and is not counsel to the General Partner.
This opinion is delivered as an opinion of special counsel to the Limited Partners of the Partnership. In accordance therewith, you have requested our opinion that the Amendment (and the related Proposal) would not (i) result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (ii) result in the loss of limited liability of any Limited Partner.

Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC

December 8, 2009
In rendering our opinion and in so acting as special counsel to the Limited Partners, we have examined certain documents and instruments provided us by the Partnership and the General Partner which we have deemed necessary or appropriate for the purposes hereof. In particular, we have examined the following:
(a)	The Partnership Agreement for the Partnership, together with all amendments thereto; and

(b)	The Statement prepared by the General Partner concerning the proposed Amendment and the Proposal.
We also have made such examination of law as we have deemed necessary for purposes of this opinion letter.
1.
Partnership Classification. For Federal income tax purposes, an organization classified as a partnership is not a taxable entity but rather a conduit through which tax deductions and taxable income are passed to the partners. Consequently, partnership classification for the Partnership will allow tax deductions and taxable income resulting from the Partnership’s operations to be passed through to the Limited Partners as partners in the Partnership. In such event, the Limited Partners would be subject to tax on the income of the Partnership, but no additional tax would be incurred by the Partnership. However, if the Partnership were held to be an association taxable as a corporation, then the Partnership, rather than the Limited Partners, would be entitled to the deductions for costs incurred and would be taxed on the income. Any distributions to the Investors would be treated as taxable dividends to the extent of current and accumulated earnings and profits, and any excess distributions would be treated first as a reduction of basis and then as capital gain.

Under existing provisions of the Code and regulations issued under Section 7701, an entity organized as a limited partnership will be eligible to elect partnership treatment for Federal income tax purposes, provided that the entity is not required to be treated as a corporation pursuant to the applicable Regulation Section 301.7701-2(a). Regulations Section 301.7701-2(b) sets forth eight categories of business entities which are required to be treated as corporations for federal income tax purposes. The Partnership is not covered by any of these definitions. The General Partner has represented that it has not filed an election as an association.

Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC

December 8, 2009

The Code also contains a provision which treats certain publicly-traded partnerships as corporations for federal income tax purposes. A partnership will be treated as a “publicly traded partnership” if the interests in such partnership are traded on an established securities market or are readily tradable on a secondary market. This corporate classification would not apply to partnerships that meet certain income requirements, basically those with 90% or more of their income consisting of qualifying income. Code Section 7704(d)(1)(E) provides that the term “qualifying income” includes income and gains from oil and gas drilling and development. Therefore, even if it was determined that interests in the Partnership were readily tradable on a secondary securities market, the Partnership would not be subject to such classification to the extent that all of its income is qualifying income.

Based on the foregoing, we are of the opinion that the exercise by the Limited Partners of their voting rights with respect to the Amendment and the Proposal as set forth in Article X of the Partnership Agreement, including Sections 10.3 and 10.4.4, will not result in the Partnership being taxed as an association for Federal income tax purposes.

2.
Liability of Limited Partners. Under Delaware limited partnership law, limited partners who do not participate in the control of the business of the partnership will not be liable in an amount in excess of their investment for the debts and obligations of the partnership. Delaware law provides a number of “safe harbors” where certain actions will not constitute taking part in the control of a limited partnership. These include voting to amend the partnership agreement and voting on certain other matters including the admission of limited partners and matters involving potential conflicts of interest. Voting on the Amendment is expressly covered as a “safe harbor” and the Proposal implements the provisions of Section 6.13.

Based on the foregoing, we are of the opinion that neither the grant nor the exercise of the voting rights set forth in Section 10.3 of the Partnership Agreement, including specifically such rights provided for in Section 10.4.4, will subject the Limited Partners to unlimited liability pursuant to state law or otherwise cause them to become liable as general partners of the Partnership.

The opinions herein expressed are premised upon the assumptions that: (i) all records and documents examined by us in connection with the preparation of this opinion letter are authentic and accurate, (ii) all signatures contained in such records and documents are genuine signatures of the parties purporting to have signed the same, (iii) all persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records, and (iv) no action has been taken which amends, revokes or otherwise affects any of the documents, records or materials which we have examined. The opinions set forth herein are qualified in their entirety by and subject to: (i) the application of bankruptcy, insolvency and other similar laws affecting creditors’ rights and remedies; and (ii) the application of equitable principles regardless of whether such are considered in a proceeding in equity or at law. No opinion is expressed as to any of the terms and conditions of the offer made in the Statement.

Everflow Eastern Partners, L.P.
and Everflow Management Limited, LLC

December 8, 2009
The scope of the foregoing opinions is limited to the laws of the State of Delaware and of the United States of America, and we express no opinion herein with respect to the laws of any other jurisdiction. No opinion is expressed with respect to state and local tax matters, federal or state securities laws, or any other federal or state law not explicitly referenced. Our opinion is limited to the specific opinion expressed herein, and no further opinions, implied or otherwise, are intended to be (or should be) inferred therefrom beyond the limited matters expressly stated herein. In reviewing the foregoing opinion, you should be aware that an opinion of counsel represents only such counsel’s best legal judgment, and has no binding effect or official status of any kind and no assurance can be given that the conclusions reached in this opinion would be sustained by a court if contested by the Internal Revenue Service.
The foregoing opinion is furnished to the Limited Partners solely for the purposes described in the Statement and Partnership Agreement and may not be relied upon for any other purpose or relied upon by or delivered to any other person.
Very truly yours,

STARK & KNOLL CO., LPA

FORM OF CONSENT

Everflow Eastern Partners, L.P.	THERE ARE THREE WAYS TO VOTE YOUR CONSENT.
585 West Main Street
P.O. Box 629	VOTE BY MAIL
Canfield, OH 44406
Mark, sign and date this consent card and return it in the postage-paid envelope we have provided or return it to Everflow Eastern Partners, L.P., 585 West Main Street, P.O. Box 629, Canfield, OH 44406. Your consent must be received by 11:59 P.M. Eastern Time on January 31, 2010

VOTE BY FACSIMILE

Mark, sign and date this consent card and fax a copy of the signed consent card to Everflow Eastern Partners, L.P. at 330-533-9133. Your consent must be received by 11:59 P.M. Eastern Time on January 31, 2010

VOTE BY ELECTRONIC DELIVERY

Mark, sign and date this consent card and return it by emailing an electronic (scanned) copy of the consent card to Everflow Eastern Partners, L.P. at eebill@zoominternet.net. Your consent must be received by 11:59 P.M. Eastern Time on January 31, 2010

EVERFLOW EASTERN PARTNERS, L.P.
THE GENERAL PARTNER RECOMMENDS A VOTE “FOR ALL” THE AMENDMENTS AND THE OPTION REPURCHASE PLAN

Vote on Amendments and Option Repurchase Plan Proposal		For	Against	Abstain
		All	All	All
To approve the terms of the proposed Amendments to the Partnership Agreement of Everflow Eastern Partners, L.P. and Option Repurchase Plan Proposal as described in the Consent Solicitation Statement. A vote in favor of the Amendments and the Option Repurchase Plan Proposal also will constitute a vote in favor of the designation of the law firm of Stark & Knoll Co., L.P.A. as special counsel for the purpose of rendering an opinion required by the Partnership Agreement as a condition precedent to the effectiveness of the votes in favor of the Amendments, the Option Repurchase Plan and for the approval of such opinion, a copy of which is included as Appendix D to the Consent Solicitation Statement. A copy of the Amendments and Option Repurchase Plan Proposal are included in the accompanying Consent Solicitation Statement as Appendix A and B, respectively.
		☐	☐	☐

For each amendment separately:

1.	Amendment to Section 6.13 [to authorize the grant of options to repurchase certain Units].	For ☐	Against ☐	Abstain ☐

2.	Amendment to Section 11.2 [to make a technical change regarding standards for disclosure of oil and gas reserves].	For ☐	Against ☐	Abstain ☐

3.	Amendments to Article X, including Sections 10.4.8 and 10.13.	For	Against	Abstain
		☐	☐	☐

4.	To approve the terms of the Option Repurchase Plan of Everflow Eastern Partners,	For	Against	Abstain

L.P. as described in the Consent Solicitation Statement. A copy of the Option Repurchase Plan of Everflow Eastern Partners, L.P. is included in the accompanying Consent Solicitation Statement as Appendix B.
		☐	☐	☐
If no box is marked above, but this Consent is otherwise properly completed and signed, the Units will be voted “FOR” all of the Amendments and the Proposal.

Everflow Eastern Partners, L.P.
585 West Main Street
P.O. Box 629
Canfield, OH 44406
CONSENT AND VOTE FOR APPROVAL OF AMENDMENTS
TO LIMITED PARTNERSHIP AGREEMENT
AND ADOPTION
OF THE OPTION REPURCHASE PLAN
OF EVERFLOW EASTERN PARTNERS, L.P.
The undersigned Unitholder of Everflow Eastern Partners, L.P., a Delaware limited partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated December 9, 2009.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT TO THE PARTNERSHIP AS PROVIDED ABOVE

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